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                                                                 Exhibit 10.34.1
                                                                 ---------------



                                 PROMISSORY NOTE


  $354,979                                                         New York, NY
                                                                 January 3, 1998

FOR VALUE RECEIVED, Yehuda Harats hereby promises to pay to the order of Electric Fuel Corporation (EFC) with its principal place of business at 885 Third Avenue, New York, New York, the principal sum of Three Hundred and Fifty Four Thousand Nine Hundred and Seventy Nine Dollars, on December 31, 2007.

Yehuda Harats further promises to pay to EFC interest on the outstanding principal sum as follows:

Interest will accrue on the loan until maturity and will be calculated at the higher of:

1. 1%, over the Federal Fund Rate of 5.5% compounded on December 31, 1998 and thereafter on an annual calendar year basis (using a 365 day year).

                                       OR

2. The percentage increase in the Israeli consumer price index between the date of the loan and the date of the annual interest calculation, calculated in New Israeli Shekels based on the original shekel amount of the loan NIS 1,259,465.

          The calculation under this option will at every annual accrual date be executed by taking the original NIS amount multiplied by the CPI increase to date and divided by the current exchange rate.

This Note is secured by a pledge to EFC of 719,000 shares of EFC.

At any given calculation date, the interest for the current period will be charged by taking the higher of the two ending balances (principal and interest) less the previously calculated balances.

This Note shall be deemed to have been made under and shall in all respects be governed by the internal laws of the State of Delaware without reference to conflicts of laws.

IN WITNESS WHEREOF, this Note has been duly executed and delivered by


   /s/  Yehuda Harats
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